UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Bank of Granite Corporation

(Name of Registrant as Specified In Its Charter)

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Bank of Granite
— CORPORATION —
23 NORTH MAIN STREET
GRANITE FALLS, NORTH CAROLINA 28630
(828) 496-2000
Notice of Annual Meeting of Stockholders — April 26, 2010
TO OUR STOCKHOLDERS:
The Annual Meeting of Stockholders of Bank of Granite Corporation will be held on Monday, April 26, 2010 at 10:30 a.m. local time. The meeting will be held at the Crowne Plaza (formerly Holiday Inn — Select), 1385 Lenoir Rhyne Boulevard, S.E. (at Interstate 40, Exit #125), Hickory, North Carolina for the following purposes:
1.	To elect seven directors to hold office until the next annual stockholders meeting or until their respective successors are elected and qualified;

2.	To ratify the selection of Dixon Hughes PLLC as our independent accountants for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.
Information about these matters is included in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on March 8, 2010 are entitled to receive notice of, and to vote at, this meeting.
Bank of Granite Corporation’s 2010 Annual Stockholders Meeting Proxy Ballot, Proxy Statement and 2009 Annual Report on Form 10-K are enclosed with this Notice. These documents are also available at www.cfpproxy.com/3843.
YOUR VOTE AND PROMPT RESPONSE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT RESPONSE WILL SAVE YOUR COMPANY THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION.

By order of the Board of Directors Bank of Granite Corporation
/s/ R. Scott Anderson
Granite Falls, North Carolina	R. Scott Anderson
March 31, 2010	Chief Executive Officer and President

Important Notice Regarding The Availability Of Proxy Materials For The
Shareholder Meeting To Be Held On April 26, 2010:
The Proxy Statement and 2009 Annual Report on Form 10-K are also available at www.cfpproxy.com/3843.

Bank of Granite
— CORPORATION —

PROXY STATEMENT

SOLICITATION, VOTING AND REVOCABILITY OF PROXY
General
The accompanying Proxy is solicited by the Board of Directors of Bank of Granite Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on April 26, 2010, and any adjournment thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting. The approximate date on which this Proxy Statement and the accompanying Proxy are first being mailed or given to stockholders of the Company is April 5, 2010.
Copies of the Company’s Annual Report on Form 10-K for 2009 are provided with this Proxy Statement and have been sent to each stockholder with this Proxy Statement. These documents are also available at www.cfpproxy.com/3843.
Solicitation
All expenses of preparing, printing, and mailing the Proxy and the cost of all material used in the solicitation thereof will be borne by the Company. In addition to the mailings, proxies may be solicited in person or by telephone by directors, officers, and other employees of the Company, none of whom will receive additional compensation for their services.
Revocability of Proxy
The accompanying Proxy is revocable at any time prior to its exercise by filing a written request with Samuel M. Black, Secretary, Bank of Granite Corporation, P.O. Box 128, Granite Falls, North Carolina, 28630, by voting in person at the Annual Meeting, by presenting a duly executed proxy bearing a later date or by following instructions provided by a broker through which you hold your shares.
Voting Securities and Vote Required for Approval
Only the holders of record of common stock of the Company at the close of business on March 8, 2010 are entitled to receive notice of the Annual Meeting of Stockholders and to vote on such matters to come before the Annual Meeting or any adjournment thereof. At the close of business on March 8, 2010, the record date, the Company had 15,454,000 shares of common stock outstanding, par value $1.00 per share, which is the only class of stock outstanding.
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof.
Shares represented by proxies marked “Abstain” or “Withheld” and “broker non-votes” will be counted in determining whether a quorum is present, but will not be counted as having voted for or against the proposal in question. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all proposals because the broker does not have discretionary voting authority on some types of proposals and has not received instructions from its client as how to vote on such proposals.
Cumulative voting is not permitted, and stockholders do not have dissenters’ rights with respect to any of the matters to be considered.

Stockholders may designate a person or persons other than those named in the enclosed Proxy to vote their shares at the Annual Meeting or any adjournment thereof. In each case where a stockholder has appropriately specified how the Proxy is to be voted, the Proxy will be voted in accordance with his or her specifications. Executed but unmarked Proxies that are returned to the Company will be voted (1) in favor of the slate of directors set forth in Proposal 1 (Election of Directors), and (2) in favor of Proposal 2 (Ratification of Dixon Hughes PLLC as the Company’s independent accountants). As to any other matter or business that may be brought before the Annual Meeting, or any adjournment thereof, a vote will be cast pursuant to the accompanying Proxy as recommended by the Board of Directors or, if no recommendation is given, in accordance with the judgment of the person or persons voting the same. The Company’s management and Board of Directors do not know of any other matter or business to be brought before the stockholders at the Annual Meeting.
Director nominees will be elected by a plurality of the votes cast. Plurality approval means that the seven (7) director nominees with the most votes will be elected. Proposal 2 (Ratification of Selection of Accountants) requires approval by a majority of the votes cast at the meeting.
The Board of Directors unanimously recommends a vote in favor of Proposals 1 and 2.
PRINCIPAL HOLDERS OF VOTING SECURITIES
As of March 8, 2010, our records and other information available from outside sources indicated that the following stockholder was a beneficial owner of more than five percent (5%) of the outstanding shares of the Company’s common stock. The information below is as reported in the stockholder’s filings with the Securities and Exchange Commission. To our knowledge, no other individual stockholder or group (as such term is used in the Securities Exchange Act of 1934) of stockholders beneficially owned more than five percent (5%) of the Company’s outstanding common stock on the record date.

	Amount and Nature of Beneficial Ownership
	Common Stock
Name and Address	Shares	Percent of Class

John A. Forlines, Jr. (1)	856,211	5.54%
36 Pinewood Road
Granite Falls, North Carolina 28630
Notes: (1)	Mr. Forlines reports sole voting and investment power with regard to 835,574 shares of common stock. In addition, Mr. Forlines reports investment power with regard to 20,637 shares of common stock held in Bank of Granite’s “tax-qualified” retirement plans for the benefit of Mr. Forlines. This information is based on the Schedule 13G/A dated February 2, 2010 filed with the Securities and Exchange Commission by John A. Forlines, Jr. and reporting beneficial ownership as of December 31, 2009.
On the record date, the Company’s common stock was owned by approximately 6,000 individuals and other entities, holding stock either as holders of record, holders of shares registered in street name or as beneficial owners.
CORPORATE GOVERNANCE
The Company and its Board of Directors remains committed to ethical business practices, transparency in financial reporting and effective corporate governance. We periodically compare our corporate governance practices with those of other companies, both in and out of our industry, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ Global Select Market in an effort to determine appropriate changes that serve to strengthen our corporate governance practices. Among the practices we believe add strength to our governance are the following:

General Practices
•	High ethical standards have long been a priority for our directors, management and employees.

•	Our directors, management and employees have agreed to abide by the Company’s Ethics Policy.

•	A substantial majority of our directors, seven of the eight, meet the NASDAQ criteria for “independent” directors.

•	Our nonemployee directors meet at least twice per year without management.

•	Our nonemployee directors have responsibility for management succession.

•	All loans to directors and their associates from the Company or its subsidiaries are approved by the Board of Directors and are made in compliance with the provisions of Federal Reserve Board Regulation O, specifically these loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with nonaffiliates and do not involve more than the normal risk of collectibility or present other unfavorable features. None of these loans are classified as non-accrual, restructured, or potential problem loans.

•	All deposit, investment, fiduciary or other relationships with the Company or any of its subsidiaries by directors or other affiliates are conducted in the ordinary course of business on substantially the same terms and conditions as available to other nonaffiliated customers for comparable transactions of the subsidiary involved.

•	Our directors annually review the Board’s leadership structure and rationale to determine whether the same or separate persons serve as the Chief Executive Officer and Chairman of the Board of Directors. For several years our Chief Executive Officer and Chairman has been a separate person.

•	The Board, taking into account reports from its committees, has oversight of risk assessment including monitoring and managing liquidity, credit, market, operational, reputational and compliance risk.
Audit Committee Practices
•	The Committee operates under a charter approved by the Board of Directors, which charter is reviewed at least annually.

•	At least one Committee member meets the Securities and Exchange Commission criteria for a “financial expert.”

•	The Committee reviews our financial statements with management and the independent auditors.

•	The Committee makes inquiries of management as to the nature and management of significant risks inherent in our business activities.

•	The Committee makes inquiries of management as to the nature of significant judgments made by management in the preparation of our financial statements.

•	The Committee appoints, reviews and assesses the performance of our independent auditors.

•	The Committee approves all audit and non-audit services (including the fees therefor) performed by our independent auditors.

•	The Committee reviews and assesses the performance of our internal auditors.

•	The Committee periodically meets in executive session with the independent auditors or selected members of management.
Nominating and Corporate Governance Committee Practices
•	The Committee operates under a charter approved by the Board of Directors, which charter is reviewed at least annually.

•	The Committee makes recommendations to the Board regarding the size and composition of the Board.

•	The Committee recommends to the Board director nominees to be presented for consideration by the stockholders, determining that each director nominee has the necessary qualifications and skills required to fulfill the current board directorship. Each candidate for election is nominated based on his or her professional experience, recognized achievement in his or her respective field, an ability to contribute to some aspect of the Company’s business and the willingness to make the commitment of time and effort required of a director. Maturity of judgment and community leadership are important for members of the Board.

•	The Committee assesses diversity based on experience, gender and race in identifying director nominees.

•	The Committee reviews any legal proceedings involving any executive officer, director or director nominee during the past 10 years.

•	The Committee reviews management succession plans with the Board and the Chief Executive Officer.

•	The Committee develops and manages the self-evaluation process for the Board and each of its committees.

•	The Committee develops and recommends to the Board minimum standards and qualifications for director nominees.

•	The Committee reviews and recommends to the Board changes in the frequency, structure and content of Board meetings.

•	The Committee reviews directors fees and other compensation to be paid to directors and advises the Compensation Committee on such matters.
Compensation Committee Practices
•	The Committee operates under a charter approved by the Board of Directors, which charter is reviewed at least annually.

•	The Committee oversees our efforts to attract and retain executive management.

•	The Committee monitors the competitiveness of our compensation arrangements with executive management.

•	The Committee reviews our compensation arrangements with executive management and recommends such arrangements to the Board for approval, and administers oversight function regarding risk related to compensation arrangements.

•	The Committee periodically reviews our stock-based compensation plans, recommends revisions to such plans or new plans to the Board and approves grants made under such plans.
DIRECTOR NOMINEES
Our Board of Directors is responsible for nominating members to the Board and for filling vacancies on the Board that may exist between annual meetings of our stockholders. The Board has delegated the initial screening process for director nominees to the Nominating and Corporate Governance Committee, which has established certain general qualifications for Board membership. Although a director nominee is not required to meet each of the qualifications (except to the extent required by our bylaws), the Nominating and Corporate Governance Committee and the Board believe that all nominees should possess the highest personal and professional ethics, integrity and values, as well as practical wisdom, mature judgment and a commitment to representing the long-term interests of our stockholders. In addition, nominees should possess expertise that is useful to us and that complements the background and experience of other Board members. Director nominees should also be willing and able to devote the appropriate amount of time to our business, including regular attendance at director meetings and attendance of our annual stockholder meeting. Nominees should not have any significant conflicts of interest. Pursuant to our bylaws, not less than 3/4 of our directors must be residents of the State of North Carolina at the time of their election to the Board; therefore, the Nominating and Corporate Governance Committee and the Board will take residency of nominees into account in their evaluation. Nominees should also be familiar with our market area. Also in accordance with our bylaws, no individual is eligible for election or re-election to the Board after his or her 72nd birthday; provided that any incumbent director may continue his or her then-current term following his or her 72nd birthday. A director may not serve as attorney for any other financial institution or bank or savings and loan holding company and may not be a member of the board of directors of any other financial institution or bank or savings and loan holding company. The Nominating and Corporate Governance Committee and the Board will apply these criteria when evaluating all director nominees, including current board members being considered for nomination for re-election. James Y. Preston will not be eligible for re-election in 2010 due to the age requirement.
When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. Our Nominating and Corporate Governance Committee normally recommends and nominates individuals to serve as directors. However, stockholders may also nominate candidates for director, provided that such nominations are made in writing and are received at our executive offices by the required deadline. For the 2010 Annual Meeting of Stockholders, the deadline is December 27, 2010 (which is 90 days prior to the expected date of the 2011 Proxy Statement). Any nomination should be sent to the attention of the Company Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years. The nomination must also include home and business addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by us as part of our disclosure in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a stockholder present in person. The nominee must also be present in person at the meeting. A vote for a person who has not been duly nominated pursuant to these requirements is void.
The Nominating and Corporate Governance Committee’s process for recommending Board candidates; whether such candidates were recommended by the Board or a shareholder, begins with a preliminary assessment of each candidate based on his or her resume and biographical information. Although the Committee does not have a formal diversity policy, the Committee considers the diversity of the nominees. Each individual’s specific qualifications, experience, attributes and skills are evaluated against the criteria stated above and our needs at the time. After preliminary assessments, the candidates who appear best suited to fill vacancies may be invited to participate in a series of interviews, although incumbent directors will generally not be required to interview again. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominees to recommend to the Board. The Committee does not currently use the services of any third-party search firm to assist it in identifying or evaluating candidates.

Each of the nominees listed below has been identified as possessing good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. Each nominee also brings a strong and unique background and set of skills to the Board of Directors, giving the Board, as a whole, competence and experience in a wide variety of areas. Considering the small size of our Board, the Nominating and Corporate Governance Committee believes that the membership of the Board has a good level of diversity in terms of experience, gender and race.
STOCKHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS
The Board provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send written communications to the Board or to any of the directors c/o Samuel Black, Secretary, Bank of Granite Corporation, P.O. Box 128, Granite Falls, North Carolina, 28630. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.
ETHICS POLICY
We have adopted a written Ethics Policy that applies to all directors, officers and employees, including our chief executive officer and chief financial officer. The Ethics Policy is available on our website at www.bankofgranite.com under “Investor Relations — Corporate Governance”. Copies are available, free of charge, upon written request to Samuel Black, Secretary, Bank of Granite Corporation, P.O. Box 128, Granite Falls, North Carolina, 28630.
INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD
The Boards of Directors of the Company, our bank subsidiary, Bank of Granite (the “Bank”), and our mortgage bank subsidiary, Granite Mortgage, Inc., are composed of the same persons.
Our Board of Directors has determined that each of our 2009 director nominees, other than R. Scott Anderson, meets the current independence requirements under the listing standards of the NASDAQ Global Select Market. The Board has also determined that each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934.
The Board based these determinations primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.
During the fiscal year ended December 31, 2009, the Company’s Board of Directors held 15 meetings, the Bank’s Board held 15 meetings and Granite Mortgage’s Board held 6 meetings. All members of the Company’s Board attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board of which they are members. It is our policy that all of our directors attend the Annual Meeting of Stockholders. All of the nominees at the 2010 Annual Meeting of Stockholders attended the 2009 Annual Meeting.
Director compensation arrangements for 2010 have not yet been addressed by the Board of Directors and currently remain the same as 2009, as discussed in “Director Compensation” below. The Company’s Board has standing audit, nominating and corporate governance, and compensation committees. The functions, composition and frequency of meetings for the audit, nominating and corporate governance, and compensation committees in fiscal year 2009 were as follows:
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE - The Nominating and Corporate Governance Committee is currently composed of independent directors Boyd C. Wilson, Jr., Chairman, John N. Bray, Leila N. Erwin, Hugh R. Gaither, and James Y. Preston. All members of the Committee are independent under the standards of the NASDAQ Global Select Market. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors with respect to nominees for election as directors. The Nominating and Corporate Governance Committee will consider stockholder nominees for Company Board membership. Any stockholder wishing to nominate a candidate for director must follow the procedures set forth in the section of this Proxy Statement entitled “Director Nominees.” During 2009, the Nominating and Corporate Governance Committee held 2 meetings. A more complete description of the functions of the Nominating and Corporate Governance Committee is provided in the “Corporate Governance” section of the proxy statement and in the Committee’s charter, which was approved by the Board on January 25, 2010, a copy of which can be viewed on our website at www.bankofgranite.com under “Investor Relations — Corporate Governance.”

COMPENSATION COMMITTEE — The Compensation Committee is currently composed solely of independent directors Hugh R. Gaither, Chairman, Joseph D. Crocker, Leila N. Erwin, and Paul M. Fleetwood, III. None of the members of the Compensation Committee is a current or former officer of the Company or any of its subsidiaries. The Compensation Committee annually reviews and recommends to the Board for approval the compensation of all of our executive officers and considers recommendations by our management regarding the granting of stock options. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees of its members. It also has the authority to engage outside consultants and advisors, including compensation consultants. No such consultants were engaged in 2009. The Compensation Committee reports annually to our stockholders regarding its role in the compensation discussion of this Proxy Statement. Additional information about the Committee and its functions can be found in the “Corporate Governance” section of this proxy statement and in the Committee’s charter approved by the Board of Directors on December 21, 2009, which can be viewed on our website at “www.bankofgranite.com under Investor Relations — Corporate Governance.” The Compensation Committee held 4 meetings during 2009.
AUDIT COMMITTEE — The Audit Committee is currently composed solely of independent directors Paul M. Fleetwood, III, Chairman, Joseph D. Crocker, Hugh R. Gaither, and Boyd C. Wilson, Jr., CPA. The Audit Committee, whose members are neither officers nor employees of the Company or the Bank, includes among its responsibilities: the review of annual and interim financial statements and any related certifications, reports or opinions; the general oversight of the internal audit function; the review of external audit and regulatory examination findings; the selection, retention and performance of our independent accountants; the review of the integrity and adequacy of financial reporting processes; the review of the effectiveness of the internal and external audit processes; and the establishment and review of the adequacy of procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters. Additional information about the Committee and its functions can be found in the “Corporate Governance” section of this proxy statement and in the Committee’s charter, approved by the Board of Directors on December 21, 2009, which can be viewed on our website at www.bankofgranite.com under “Investor Relations — Corporate Governance.” The Board has determined that Mr. Wilson qualifies as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission, and that Mr. Wilson and all other members of the Audit Committee are independent directors under the independence requirements of the NASDAQ Global Select Market and the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT
In accordance with its written charter, which was amended by the Board of Directors on December 21, 2009, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During 2009, the Audit Committee held 3 meetings. The Audit Committee Chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly report with the Chief Financial Officer and independent auditors prior to the publication or filing of such quarterly report.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with the requirements of the Public Company Accounting Oversight Board, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of our internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.
The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.
The Audit Committee reviewed our audited financial statements as of and for the year ended December 31, 2009 with management and the independent auditors. Management has the responsibility for the preparation of our financial statements, and the independent auditors have the responsibility for the examination of those statements. Based on this review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder ratification, of the independent auditors, and the Board concurred in such recommendation.
The Audit Committee has considered whether the provision of non-audit services by its independent auditors is compatible with maintaining the auditor’s independence and has concluded that the provision of such services does not interfere with the independence of our auditors.
Bank of Granite Corporation
Audit Committee of the Board of Directors
Paul M. Fleetwood, III, Chairman
Joseph D. Crocker
Hugh R. Gaither
Boyd C. Wilson, Jr., CPA

ELECTION OF DIRECTORS
(Proposal 1)
Seven directors are being considered for election at the Annual Meeting, each to hold office for one year or until a successor is elected and qualified. The Company’s directors/nominees are shown below along with biographical summaries and a statement of beneficial ownership of common stock. The information is presented, unless otherwise indicated, as of March 8, 2010.
All of the nominees shown below have been previously elected as directors by the Company’s stockholders and are currently serving on the Board of Directors.
All nominees have indicated that they are willing to serve as directors if elected. In the event a nominee becomes unwilling or unable to serve as director, which is not anticipated, the shares represented by proxy will be voted for the Board’s substitute nominee.
The Board of Directors unanimously recommends that the stockholders elect the Nominees shown in the following table by voting FOR Proposal 1. Proxies cannot be voted for a greater number of persons than the number of named nominees.
DIRECTORS/NOMINEES AND NONDIRECTOR EXECUTIVE OFFICERS
Biographical summaries, including principal occupations during the last five years and other qualifications, of the Company’s directors/nominees and executive officers are presented below.
NOMINEES
R. Scott Anderson was elected as a director in April 2008 and was named Chief Executive Officer of the Company and the Bank on January 22, 2008. He has served as President of the Company and the Bank since December 18, 2006. Mr. Anderson also served as Chief Operating Officer of the Bank from May 2004 through January 2008. Prior to joining the Bank in May 2004, Mr. Anderson served as Commercial Banker from 2003 to 2004, Trust Division Manager from 2002 to 2003 and Regional President from 2001 to 2002 for RBC Centura Bank, one of the five largest banks headquartered in North Carolina, which later became RBC Bank. From 1997 to 2000, Mr. Anderson also served as President of Bank of Mecklenburg in Charlotte, North Carolina.
Mr. Anderson’s extensive experience in the financial services industry and his understanding of the values, culture, relevant risks and opportunities facing the banking industry are especially valuable to the Company as it works through the current financial downturn. He is instrumental in building ties between businesses and local communities through his involvement with community-oriented organizations, such as the Catawba County Chamber of Commerce, Greater Hickory Cooperative Ministry, and United Arts Council of Catawba Valley. Mr. Anderson has also gained thorough knowledge of the Bank’s markets from his experience in bank management, risk assessment, commercial loan underwriting, and lending.
John N. Bray is Chairman, Director and Chief Executive Officer of Vanguard Furniture, Incorporated, a furniture manufacturing company headquartered in Hickory, North Carolina, where he has served in such capacities since 1970. Mr. Bray has served as Chairman of the Boards of the Company and Bank since April 2009, and Vice Chairman of the Boards of the Company and the Bank from April 2007 until April 2009. He has served as a director of the Company and the Bank since 1992.
Mr. Bray’s strong leadership and business development skills as a top executive are important contributions to our Board. He is heavily involved in the development and successful execution of the Company’s mission, vision and strategic planning. His institutional knowledge and longstanding Board service have been valuable to the Company, and as Chairman he has been directly involved in decision making, corporate governance and risk assessment activities.
Joseph D. Crocker is Assistant Secretary for Community Development at the North Carolina Department of Commerce in Raleigh, North Carolina, where he has served in such capacity since March 4, 2009. Mr. Crocker served as Director of Operations of the Z. Smith Reynolds Foundation in Winston-Salem, North Carolina, from 2005 to 2009. Prior to 2005, Mr. Crocker was Senior Vice President and Community Affairs Manager for the Carolinas for Wachovia Bank, which was subsequently acquired by Wells Fargo Bank. Mr. Crocker has served as a director of the Company and the Bank since 2006.

Mr. Crocker’s charitable and community-oriented organizational, risk management and oversight skills are beneficial to our Board’s composition. In addition to his extensive governmental and community involvement, he also has experience in the banking industry and in financial reporting. Previous employment with the Z Smith Reynolds Foundation has given him a unique perspective on the partnership between various community and business organizations.
Leila N. Erwin has served as President of Morris Investment Company in Charlotte, North Carolina since 2001. Ms. Erwin also owns More Lace Gift Shop in Morganton, North Carolina, which she opened in 1988, and has served as a board member of the Community Foundation of Burke County since 2003. Ms. Erwin has served as a director of the Company and the Bank since 2005.
Ms. Erwin has developed entrepreneurial and business-building skills and experience as she has successfully founded and grown her own business. She is a long-time resident in the community we serve, and her service on volunteer boards and active role in community activities have given depth to our marketing and customer service capabilities. As a business owner and key executive, her strong leadership skills and oversight of financial reporting are valuable to our Board.
Paul M. Fleetwood, III is President of Corporate Management Services, Incorporated, a real estate management company, and Treasurer of Catawba Valley Building Supply, Incorporated, a retail supplier of building materials, both of Hickory, North Carolina, where he has served in such capacities since 1977. Mr. Fleetwood has served as a director of the Company and the Bank since 1998 and as Vice Chairman since April 2009.
Mr. Fleetwood has deep institutional knowledge of the Company’s strengths, challenges and opportunities, and his former financial experience as a CPA has provided keen insight with respect to various accounting, budgeting and auditing matters. Serving as director of several private companies has added strength and diversity to his leadership and financial skills. He has been instrumental to the success of various projects and analytical assignments performed by our Board.
Hugh R. Gaither is President and Chief Executive Officer of Flagship Brands, LLC, a distributor of branded performance socks, headquartered in Conover, North Carolina, where he has served in such capacity since 2001. Mr. Gaither has served as a director of the Company and the Bank since 1997.
Mr. Gaither’s executive management experience adds extensive leadership and corporate governance skills to our Board membership. His direct involvement in the supervision and evaluation of financial reporting is an asset to our Company. His strengths in strategic planning and risk management are essential to the success of our Company as we face the obstacles related to the economic conditions in our local markets.
Boyd C. Wilson, Jr., CPA is Executive Vice President of Broyhill Investments, Inc., an investment company located in Lenoir, North Carolina, where he has served in such capacity since 2005 and has served as a director since 2007. Mr. Wilson also serves as Vice President and Chief Financial Officer of BMC Fund, Inc., a regulated investment company located in Lenoir, North Carolina, where he has served in such capacity since 2006. From 2002 to 2005, Mr. Wilson served as Vice President of Finance and Administration of Kincaid Furniture Company, Incorporated, a furniture manufacturer located in Hudson, North Carolina. Mr. Wilson has served as a director of the Company and the Bank since 1996.
Mr. Wilson brings extensive financial services industry experience to the Board. He is a CPA and qualifies as the Company’s “audit committee financial expert” under SEC guidelines. His experience includes supervising information management and financial staff as well as overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements. Mr. Wilson also has experience that is relevant to the understanding of accounting principles, internal controls for financial reporting, and audit committee functions.
NONDIRECTOR EXECUTIVE OFFICERS
Samuel M. Black was elected Secretary of the Company and the Bank on July 31, 2009. Mr. Black is Senior Vice President of the Bank, where he has served in that capacity since 2004. In addition, he has served as Sales Director of the Bank since May 2009 and served as Metro Regional Executive of the Bank since February 2008. From July 2004 through January 2008, Mr. Black served the Bank as Charlotte/Mecklenburg Regional Executive. Prior to joining the Bank in 2004, he held various positions with Wachovia Bank and First Union National Bank.

Jerry A. Felts, CPA is Chief Operating Officer of the Company and the Bank, where he has served in such capacity since July 2008. He has also served as Chief Financial Officer of the Company and the Bank since July 31, 2009. From 2001 to 2008, Mr. Felts provided consulting services and advice on internal audit matters to various companies, including the Bank. In 2001, Mr. Felts retired as Partner and Director of Financial Services from Ernst & Young, LLP, where he had served since 1968.
D. Mark Stephens is Senior Vice President and Chief Information Officer of the Bank, where he has served in such capacities since 1998. Mr. Stephens has also served as Operations Director of the Bank since May 2009.
STOCK OWNERSHIP OF DIRECTORS/NOMINEES AND EXECUTIVE OFFICERS
The number of shares of Company common stock shown below as beneficially owned by the directors/nominees, and executive officers are those owned as of March 8, 2010. Unless otherwise indicated, each director/nominee or executive officer has sole voting power (or shares such power with his or her spouse/child) with respect to the shares set forth in the following table. The source of information provided in the table is our stockholder records and inquiries to directors and officers.

					Ownership
Name of Director/Nominee	Age on		Amount and Nature		as % of
or Nondirector	Mar. 8,	Director	of Beneficial Ownership		Common
Executive Officer	2010	Since	of Common Stock		Stock
R. Scott Anderson	54	April	18,250	direct	*
Hickory, N.C.		2008	2,100	indirect (1)

John N. Bray	68	1992	8,949	direct	*
Conover, N.C.			1,835	indirect (1)

Joseph D. Crocker	57	2006	1,007	direct	*
Winston-Salem, N.C.			—	indirect

Leila N. Erwin	57	2005	5,695	direct	*
Morganton, N.C.			5,690	indirect (1)

Paul M. Fleetwood, III	62	1998	178,500	direct	1.16%
Hickory, N.C.			—	indirect

Hugh R. Gaither	59	1997	749	direct	*
Newton, N.C.			—	indirect

James Y. Preston	72	2003	7,975	direct	*
Mooresville, N.C.			6,875	indirect (2)

Boyd C. Wilson, Jr., CPA	57	1996	17,497	direct	*
Lenoir, N.C.			12,590	indirect (1)

Samuel M. Black	55	n/a	—	direct	*
Charlotte, N.C.			—	indirect

Jerry A. Felts	69	n/a	—	direct	*
Charlotte, N.C.			—	indirect

D. Mark Stephens	52	n/a	4,337	direct	*
Granite Falls, N.C.			2,381	indirect (3)

Directors/Nominees and Nondirector Executive Officers			242,959	direct	1.78%
as a Group (11 persons)			31,471	indirect (1, 2, 3)
As of March 8, 2010, none of the above shares of our common stock were pledged as security.
Notes:	*	Indicates beneficial ownership of less than 1%.

	(1)	Shares of stock indirectly owned include those held in their spouse’s name, child’s name, or by corporations controlled by such individuals.

	(2)	The indirect stock ownership shown consists of those shares of our common stock obtainable by such individuals within 60 days of March 8, 2010 pursuant to stock options. Mr. Preston’s options were granted by the former First Commerce Corporation prior to it being acquired by the Company. No other nonemployee directors currently have options to purchase shares of our common stock.

	(3)	The indirect stock ownership consists of those shares of our common stock held in the Bank’s “tax-qualified” retirement plans for the benefit of the executive officer, who has investment power, but no voting power, with regard to such shares.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows the compensation we paid for 2009 and 2008 to our principal executive officer and two other most highly compensated executive officers.

					Non-Equity
					Incentive	Nonqualified
Name and				Option	Plan	Deferred	All Other
Principal		Salary		Awards	Compensation	Compensation	Compensation
Position	Year	(1)	Bonus	(2)	(3)	Earnings	(4)	Total
(a)	(b)	(c)	(d)	(f)	(g)	(h)	(i)	(j)
R. Scott Anderson	2009	$225,000	$—	$—	$—	$—	$—	$225,000
Chief Executive Officer	2008	$225,000	$—	$528	$—	$—	$—	$225,528
and President of the Company and the Bank
Jerry A. Felts	2009	$265,000	$—	$—	$—	$—	$21,046	$286,046
Chief Operating Officer	2008	254,000	$—	$—	$—	$—	$16,484	$270,484
and Chief Financial Officer of the Company and the Bank
D. Mark Stephens	2009	$145,000	$—	$—	$—	$—	$125,000	$270,000
Senior Vice President,	2008	$140,000	$—	$—	$—	$—	$—	$140,000
Chief Information Officer and Operations Director of the Bank
Notes:	(1)	This amount was paid to Mr. Felts pursuant to a consulting agreement to pay him $150 per hour, not to exceed $25,000 per month, plus reimbursement for out-of-pocket business related expenses.

	(2)	Option awards are valued at aggregate grant date fair value of stock options in accordance with FASB ASC Topic 718 (formerly FAS 123R).

	(3)	There were no bonuses paid in 2009 or 2008 pursuant to our annual incentive bonus plan.

	(4)	The total incremental cost to us of the perquisites that we provided to the executive officers was less than $10,000 for each officer, except for Mr. Felts, who received $21,046 and $16,484 for 2009 and 2008, respectively, for travel between his home in Charlotte, North Carolina and our offices. Mr. Stephens received a special retention award of $125,000 during 2009, pursuant to an agreement in which he terminated his rights in the Salary Continuation Plan described below.
Profit-Sharing SERP
Under this plan, we make profit-sharing contributions based on cash compensation above the federal tax code limits that apply to our tax-qualified profit sharing plan. Each employee of the Bank whose cash compensation for a particular year exceeds those federal tax code limits automatically participates in the Profit-Sharing SERP for that year. There were no profit-sharing contributions during 2009 or 2008; therefore, no employees participated in the Profit-Sharing SERP for either of these years.
Each participant’s Profit-Sharing SERP account earns interest, compounded monthly, at an interest rate as those prevailing at the same time for comparable transactions with nonaffiliates.
A participant generally may not receive any portion of his Profit-Sharing SERP account prior to terminating employment with us. Upon a participant’s termination, we will distribute his account to him, or begin distributing it, if he is at least 65, or if he is at least 50 and has six years of service. We will also begin distributions if the participant terminates because of a permanent disability. Otherwise, we will not make any distributions of the participant’s account until he turns 65. In 2008, we amended the agreements to comply with federal tax rules so that they provide for a fixed payment date or schedule for each participant.

Grant of Plan-Based Awards
Due to economic circumstances and our operating performance during 2009 and 2008, we did not pay any bonuses to the named executive officers under our incentive bonus plan for 2009 or 2008.
Outstanding Equity Awards at Fiscal Year-end
There were no outstanding stock options held by our named executive officers at the end of 2009, and no stock options were granted to these officers during 2009.
Option Exercises and Stock Vested
None of our named executive officers exercised options in 2009, and we have not granted any stock awards.
Salary Continuation Plan
We provide a non-tax-qualified supplemental retirement plan for our officers who are employees of the bank. We call this plan, which was amended in 2008, the officers’ “Salary Continuation Plan” or “officers’ SERP.” The Plan was revised November 1, 2009. In accordance with the plan guidelines, the Company froze the benefits of the active participants as of the revised date. Each active participant’s benefit was determined based on earned credit and vesting. Each active participant ‘s account will accrete at a discount rate defined in the Plan, that is determined annually, until normal retirement (age 65). There are 8 retired or separated participants who continue to be paid in accordance with their agreed upon installment distributions. The Chief Executive Officer and President is the only executive officer currently participating in this plan. Each participant’s annual benefit upon retirement or another qualifying event will be a defined amount. Upon the participant’s “Disability” or “Early Termination of Service,” as defined by the plan, the Bank shall pay the participant a lump sum amount equal to the vested percentage of the participant’s “Accumulated Benefit Obligation” as of the date of the participant’s disability or early termination of service, payable 30 days following the separation of service. The death benefit provided under the plan will end at any termination of service.
Potential Payments Upon Termination or Change of Control
This section contains information about agreements that provide for compensation to our named executive officers in connection with their termination.
Change of Control Agreements
We are party to change of control agreements with all of our named executive officers except Mr. Felts. The purpose of these agreements is to encourage the officers to carry out their duties in the event of a possible change in the control of our Company or the Bank.
The agreements are not ordinary employment agreements. Unless there is a change of control (as defined in the agreements), they do not provide any assurance of continued employment, or any severance. The change of control agreements have an initial term of three years and can be renewed for an additional three-year term. Because the officer must leave the Company before becoming entitled to these payments and benefits, the agreement has a “double trigger” — the first trigger is the change of control, and the second trigger is either the termination by the Company other than for “cause” or termination by the executive officer for “good reason.” The requirement of the second trigger provides the incentive for the officer to stay with us in the event of a change of control.

Under these agreements, any of the following events would be a “change of control”:
•	any person, entity or group becoming the beneficial owner of 50% or more of any class of voting securities of our company or the bank, or otherwise acquiring control of the election of a majority of our directors or the bank’s directors;

•	a corporate transaction, such as a merger, of our company or the bank after which our company or the bank is not the surviving corporation and our existing stockholders, or those of the bank, own less than a majority of the voting securities of the surviving entity; or

•	the sale or other transfer of all or substantially all of our assets or the bank’s assets to any person, entity or group.
Each agreement generally provides for the officer’s employment to continue for a specified period of time following the change of control. The specified employment continuation periods for the named executive officers who have entered into the agreements are as follows:

Anderson	3 years
Felts	N/A
Stephens	2 years
If we or our successor terminated the employment of any of these officers during his continuation period, other than for “cause,” or he voluntarily terminated his employment under circumstances that qualify as a “separation from service” (in each case as defined in the agreement), the officer would be entitled to payments and benefits as set out in his agreement. He also would be entitled to these payments and benefits if he were terminated, other than for “cause,” and we or the bank agreed to or completed a change of control within six months after his termination.
In each case, we would owe the officer the following payments and benefits:
•	A specified multiple of his annual base salary. The multiples for the named executive officers are:

Anderson	3
Felts	N/A
Stephens	2
•	The same multiple of his average incentive bonus for the prior three years.

•	Continuation of all benefits for a specified number of years, or the cash equivalent. The number of years in each case is the same as the officer’s multiple. The benefits to be continued (or cashed out) include vacation and personal leave; participation and vesting in stock option plans, profit sharing and supplemental retirement benefit plans; medical, disability, life and accident coverage; and payment of continuing education and other professional fees.
However, any payments that would be considered “parachute payments” under the federal tax code would be modified or reduced to the extent necessary to avoid a federal excise tax on the officer or the disallowance of our federal income tax deduction.
Each officer also would be entitled to reimbursement of any fees and expenses incurred to successfully enforce the terms of his agreement with us.

The following table estimates the total amounts we would owe the named executive officers under these agreements if there had been a change in control, and they had been terminated, on December 31, 2009.

	Salary	Bonus	Continuation
Name	continuation	continuation	of Benefits	Total
R. Scott Anderson	$675,000	$—	$45,274	$720,274
Jerry A. Felts	N/A	N/A	N/A	N/A
D. Mark Stephens	$320,000	$—	$11,868	$331,868
The agreements currently permit the officers to choose whether to receive these payments in a lump sum or a fixed number of equal monthly payments (24 for Mr. Stephens and 36 for Mr. Anderson).
Officers’ Salary Continuation Plan
          Change of control benefit
If a participant in our officers’ SERP were terminated without “cause” (as defined in the agreement), or voluntarily resigned, within two years after a change of the control of the bank, the officer would receive 100% of his benefits under the officers’ SERP. Distribution of the benefit would commence 30 days following a separation from service and would be payable as a single lump sum.
As a participant in the officers’ Salary Continuation Plan, any of the following events would be a “change of control” for Mr. Anderson:
•	acquisition by a person or group of more than 50% of the value or voting power of the company’s stock;

•	acquisition of 35% or more of the company’s stock by a person or group; or

•	acquisition of substantially all of the Company’s or Bank’s assets by an unrelated entity.
We believe the actuarial present value of the total benefits an officer would receive under the plan in the event of termination (other than for cause) after a change of control is approximately the same as he would receive in the event of termination (other than for cause) with no change of control. For those amounts, see “— Salary Continuation Plan,” above.
          Death benefit
As of December 31, 2009, we provided a death benefit under the officers’ Salary Continuation Plan that is payable to each participant’s designated beneficiary or estate in the event the participant dies while actively employed by the Bank on a full-time basis. For each of the named executive officers participating in the Plan, the death benefit would have been the amount equal to the benefit available upon normal retirement, as defined in the officers’ participation agreement. The total death benefit payments that we would have owed had these officers died on December 31, 2009 are as follows:

Anderson	$74,137
Felts	N/A
Stephens	N/A

During 2009, we replaced the Endorsement Method Split Dollar Plan Agreement set forth in the officers’ Salary Continuation Plan with a separate group term life insurance agreement for the officers participating in the officers’ Salary Continuation Plan at the time of the replacement. Under each of these agreements, upon the officer’s death, the officer’s beneficiary will receive two times the officer’s base salary. These agreements will be discontinued when an officer terminates employment. If the named executive officers had died on December 31, 2009, we estimate that we would have owed them the following amounts (each of which is equal to two times the officer’s 2009 salary).

Anderson	$450,000
Felts	N/A
Stephens	$320,000
          Disability benefit
We also provide disability benefits under the officers’ Salary Continuation Plan. If a participant’s employment is terminated due to a disability, we would pay him a lump sum distribution for an amount equal to the vested percentage of the Accumulated Benefit Obligation, as defined by the plan, as of the date of his disability.
DIRECTOR COMPENSATION
For January through September of 2009, we paid each of our nonemployee directors the following compensation:
•	A pro-rated portion of the annual retainer of $15,000, payable in quarterly installments of $3,750, to the Chairman; a pro-rated portion of the annual retainer of $14,000, payable in quarterly installments of $3,500, to the Vice Chairman; and a pro-rated portion of the annual retainer of $10,000, payable in quarterly installments of $2,500, to the other directors.

•	A fee of $1,000 per board meeting chaired and $500 for each Board meeting attended, payable quarterly.

•	A fee of $250 for each Board committee meeting attended ($400 for the committee chair), payable quarterly.

•	As Chairman, James Preston was paid $3,500 per month in lieu of meeting fees for January through April of 2009.
For October through December of 2009, we paid each of our nonemployee directors the following compensation:
•	A pro-rated portion of the annual retainer of $11,250, payable in quarterly installments of $2,812.50, to the Chairman; a pro-rated portion of the annual retainer of $10,500, payable in quarterly installments of $2,625, to the Vice Chairman; and a pro-rated portion of the annual retainer of $7,500, payable in quarterly installments of $1,875, to the other directors.

•	A fee of $750 per board meeting chaired and $375 for each Board meeting attended, payable quarterly.

•	A fee of $187.50 for each Board committee meeting attended ($300 for the committee chair), payable quarterly.
Directors who are also our employees do not receive any additional compensation for their service as directors, including for their service as directors of our subsidiaries.

The following table shows the total compensation we paid our nonemployee directors in 2009 for their service on the Company’s Board, the Bank’s Board, and Granite Mortgage’s Board.

Fees
Earned or
Paid in Cash
Name	in 2009
(a)	(b)
John N. Bray, Chairman	$33,108
Joseph D. Crocker	$20,125
Leila N. Erwin	$19,938
Paul M. Fleetwood, III, Vice Chairman	$26,992
Hugh R. Gaither	$22,313
James Y. Preston (1)	$26,027
Boyd C. Wilson, Jr., CPA	$22,513
The only director compensation in 2009 was from fees earned or paid in cash.

(1)	Mr. Preston had 6,875 options outstanding and exercisable as of December 31, 2009, with expiration dates ranging from 2010 to 2012 and exercise prices ranging from $5.74 to $8.77. These options were granted to Mr. Preston when he was chairman of First Commerce Corporation, which we acquired in 2003.
TRANSACTIONS WITH OFFICERS AND DIRECTORS
Our Board of Directors generally reviews related party transactions, although we have not historically had formalized policies and procedures regarding the approval of related party transactions, except in connection with banking transactions. We have had, and expect to have in the future, banking transactions in the ordinary course of our business with directors, officers, and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions available to borrowers not related to the lender; and these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features. Loans made to officers and directors are in compliance with federal banking regulations and therefore are exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002. Prior approval by a majority of the Board of Directors is required for extensions of credit to officers and directors if the credit, when aggregated with the amounts of all other extensions of credit to that person and to all related interests of that person, (i) exceeds the higher of $25,000 or 5% of the bank’s unimpaired capital and unimpaired surplus; or (ii) exceeds $500,000. In addition, the aggregate amount outstanding to an executive officer cannot exceed the higher of 2.5% of the Bank’s unimpaired capital and unimpaired surplus up to $100,000, excluding financing for first lien on residence or children’s education. Our practice has been to obtain prior Board of Directors’ approval for all extensions of credit to officers and directors. Officers and directors cannot vote, and cannot directly or indirectly influence the voting for their extensions of credit. During 2009 and 2008, director, Paul Fleetwood had transactions exceeding $120,000 in the ordinary course of business with the Bank. During 2008, directors, Leila Erwin, Hugh Gaither, and James Preston each had transactions exceeding $120,000 in the ordinary course of business. These transactions involved loans to such persons that were made in the ordinary course of business on substantially the same terms, with respect to interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than normal risk of collectibility or other unfavorable features. These loans are not on a nonaccrual status or otherwise impaired.

In September 2003, we entered into commercial leases with Salem Investors, LLC, a company in which the former chief executive officer of Granite Mortgage owned a substantial interest. The leases were entered into for the purpose of providing a community banking facility to the Bank and a mortgage banking facility to Granite Mortgage in Winston-Salem, North Carolina. The lease terms commenced on September 1, 2004, and each lease had an initial term of seven years. Based on a fairness opinion obtained from an independent third party expert, we believe that the leases were on terms comparable to similar properties in the area and that the leases were in the best interests of our community banking and mortgage banking operations. In 2008, the Bank obtained an independent appraisal of this facility and purchased it from Salem Investors, LLC for its appraised value of $3.8 million. During 2008, prior to the purchase, the Bank paid Salem Investors, LLC lease payments of $30,384, and Granite Mortgage paid lease payments of $74,277.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership of our common stock and reports of changes in ownership. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on a review of the Section 16(a) reports furnished to us, all Section 16(a) filings required of our directors and executive officers for 2009 were made, to our knowledge and belief, in a timely manner.
RATIFICATION OF SELECTION OF ACCOUNTANTS
(Proposal 2)
The Audit Committee has selected the firm of Dixon Hughes PLLC as independent Certified Public Accountants to audit the consolidated financial statements of the Company for the year ending December 31, 2010. The firm is to report on the Company’s consolidated balance sheets, and related consolidated statements of income, comprehensive income, cash flows, and changes in stockholders’ equity, and to perform such other appropriate accounting services as may be required by the Board of Directors. It is expected that representatives of Dixon Hughes PLLC, who also served as the Company’s accounting firm for the 2009 audit, will be present at the Annual Meeting. They will be provided with an opportunity to make a statement if they desire to do so and to answer appropriate questions which may be raised at the meeting.
The following table summarizes the aggregate fees billed to the Company by Dixon Hughes PLLC for each of the past two years:

	2009	2008
Audit fees (a)	$308,000	$425,197
Audit-related fees (b)	15,000	15,000
Tax fees (c)	34,500	20,000

Total	$357,500	$460,197

(a)	Fees for audit services billed in 2009 and 2008 consisted of:
•	Audit of the Company’s annual financial statements.

•	Assessment of internal control.

•	Reviews of the Company’s quarterly financial statements.

•	Consents and other services related to SEC matters
(b)	Fees for audit-related services billed in 2009 and 2008 consisted of:
•	Employee benefit plans and statutory audits.
(c)	Fees for tax services billed in 2009 and 2008 consisted of:
•	Tax compliance services, which are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:
i.	Federal and state income tax return assistance

ii.	Review of quarterly estimated tax payments

iii.	Property tax return assistance

In considering the nature of the services provided by Dixon Hughes PLLC , the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Dixon Hughes PLLC and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the Public Company Accounting Oversight Board.
Pre-Approval
All of the services performed by Dixon Hughes PLLC in 2009 were pre-approved in accordance with the pre-approval policies and procedures adopted by the Audit Committee at its March 30, 2009 meeting. The policy describes the permitted audit, audit-related, and tax/other services that the independent auditor may perform and requires pre-approval for these services.
The Board of Directors unanimously recommends that the stockholders ratify the appointment of Dixon Hughes PLLC as the Company’s independent certified public accountants for the year ending December 31, 2010 by voting FOR Proposal 2. In the event that the stockholders do not ratify the appointment of Dixon Hughes PLLC, then the Audit Committee will reconsider the appointment.
PROPOSALS FOR 2011 ANNUAL MEETING OF STOCKHOLDERS
From time to time, individual stockholders may wish to submit proposals which they believe should be voted upon by our stockholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in our annual proxy materials. No such proposals were submitted for the 2010 Annual Meeting. Stockholder proposals intended to be presented at the 2011 Annual Meeting of Stockholders must be received by the Secretary of the Company at our executive office, 23 North Main Street, P.O. Box 128, Granite Falls, North Carolina 28630 no later than November 26, 2010 (which is 120 days prior to the expected date of the 2011 Proxy Statement) in order to be eligible for inclusion in our Proxy Ballot and Proxy Statement for the 2011 Annual Meeting.
OTHER BUSINESS
Our management knows of no other business to be presented at the Annual Meeting. If other matters should properly come before the meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same.
All stockholders are invited to attend our Annual Meeting of Stockholders on April 26, 2010 at 10:30 a.m., at the Crowne Plaza, 1385 Lenoir Rhyne Boulevard, S.E. (at Interstate 40, Exit #125), Hickory, North Carolina. At the meeting you may vote your shares in person. Even if you plan to attend, however, please sign and return your Proxy promptly. A Proxy may be revoked at any time before it is voted, and the giving of a Proxy will not affect the right of a stockholder to attend the meeting and vote in person.

By Order of the Board of Directors Bank of Granite Corporation
/s/ Samuel M. Black
Granite Falls, North Carolina	SAMUEL M. BLACK
March 31, 2010	Secretary

***** SAMPLE BALLOT *****
☑ PLEASE MARK VOTES	REVOCABLE PROXY
AS IN THIS EXAMPLE	BANK OF GRANITE CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned hereby appoints R. Scott Anderson, John N. Bray, and James Y. Preston, or each of them, as Proxies, each with the power to appoint his or her substitute and hereby authorizes each of them to represent and to vote as designated below all the shares of Common Stock held on record by the undersigned on March 8, 2010, at the Annual Meeting of Stockholders to be held on April 26, 2010, or any adjournment thereof.

Please be sure to sign and date this proxy card in the spaces below.	Date

Stockholder sign above	Co-holder (if any)
sign above

			With-	For All
		For	hold	Except
1.	ELECTION OF DIRECTORS	☐	☐	☐

R. Scott Anderson John N. Bray Joseph D. Crocker Leila N. Erwin Paul M. Fleetwood, III Hugh R. Gaither Boyd C. Wilson, Jr., CPA
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	THE RATIFICATION OF	☐	☐	☐
THE ACCOUNTING FIRM DIXON HUGHES PLLC as the Corporation’s Independent Certified Public Accountants for the year ending December 31, 2010.

3.	In their discretion, the Proxies are authorized to vote upon other such business as may properly come before the meeting
SHARES OF COMMON STOCK OF THE CORPORATION WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR PROPOSAL 1 TO ELECT THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2 TO RATIFY THE ACCOUNTING FIRM OF DIXON HUGHES PLLC AS THE CORPORATION’S AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXY HOLDERS.

ÙÙÙDetach above card, sign, date and mail in postage paid envelope provided.ÙÙÙ
BANK OF GRANITE CORPORATION

The above signed hereby acknowledges receipt of the Notice of Annual Meeting of the Stockholders of the Corporation called for April 26, 2010, a Proxy Statement for the Annual Meeting and 2009 Annual Report on Form 10-K.
Please sign EXACTLY as your name(s) appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.
YOUR VOTE IS IMPORTANT TO US!
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE

AVAILABLE ON-LINE AT:

http://www.cfpproxy.com/3843